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                           EXHIBIT 3.4

                      CERTIFICATE OF AMENDMENT
                              OF THE
                    CERTIFICATE OF INCORPORATION
                    OF ROCHESTER TELEPHONE CORP.

          Under Section 805 of the Business Corporation Law

     We, the undersigned, DENISE K. GUTSTEIN and GREGG C. SAYRE, being respectively President and Secretary of ROCHESTER TELEPHONE
CORP. (the "Corporation"), do hereby CERTIFY that:

     FIRST:  The name of the corporation is ROCHESTER TELEPHONE
CORP.

     SECOND: The Certificate of Incorporation of the Corporation was filed in the Department of State of the State of New York on December 9, 1994, under the original name of R-NET CORP.

     THIRD: The Certificate of Incorporation is hereby amended to change the name of the Corporation.

     FOURTH: To accomplish the foregoing amendment, Article 1 of the Certificate of Incorporation is hereby amended to read:

     1.     The name of the corporation is:

            FRONTIER TELEPHONE OF ROCHESTER, INC.

     FIFTH: The Amendment to the Certificate of Incorporation was authorized by the Board of Directors of the Corporation followed by a vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders pursuant to
Section 502 of the Business Corporation Law of the State of New
York.

     IN WITNESS WHEREOF, the undersigned have executed and subscribed this Certificate of Amendment of the Certificate of Incorporation of the Corporation this 18th day of September, 1997.

                                        /s/ Denise K. Gutstein
                                        -----------------------
                                        Denise K. Gutstein
                                        President

                                        /s/ Gregg C. Sayre
                                        ------------------------
                                        Gregg C. Sayre
                                        Secretary
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STATE OF NEW YORK)
COUNTY OF MONROE ) SS:

Denise K. Gutstein and Gregg C. Sayre, being duly sworn, depose and say that they are the persons who signed the foregoing certificate of amendment; that they signed said certificate in the capacity set beneath their signatures thereon; that they have read the said certificate and know the contents thereof; and that the statements contained therein are true to their own knowledge.

/s/ Denise K. Gutstein                  /s/ Gregg C. Sayre
----------------------                  -------------------------
Denise K. Gutstein                      Gregg C. Sayre
President                               Secretary


Subscribed and sworn to before
me on September 18, 1997.

/s/ Alexis A. Spinelli
------------------------
     Notary Public